UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CARPENTER TECHNOLOGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to Proxy Statement

This supplement to our Proxy Statement for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) dated September 17, 2020 (the “Proxy Statement”) clarifies the required vote and how Broker Non-Votes and Abstentions will be handled with respect to the proposals our stockholders are being asked to consider and vote on at the Annual Meeting.

CHANGES TO PROXY STATEMENT

The following section from page 33 of the Proxy Statement is amended and restated in its entirety:

Vote Required for Approval

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the appointment of PwC as the Company’s independent registered public accounting firm.

The following section from page 50 of the Proxy Statement is amended and restated in its entirety:

Vote Required for Approval

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the proposed amendment and restatement of the Omnibus Plan. If not approved, the Omnibus Plan will continue in its pre-amended form.

The following sections from page 93 of the Proxy Statement are amended and restated in their entirety:

Broker Non-Votes and Abstentions

A broker non-vote occurs when the bank or brokerage firm holding shares on behalf of a stockholder does not receive timely voting instructions from the beneficial owner of the shares and does not have discretionary authority to vote those shares on specified matters.

If you are a beneficial owner and hold your shares in street name, and you do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors (proposal 1), the advisory vote on executive compensation (proposal 3) or the approval of the Omnibus Plan (proposal 4), no votes will be cast on your behalf with respect to those proposals.

Your broker or nominee will be permitted to exercise discretionary authority to vote your shares to ratify our selection of PwC as our independent registered public accounting firm (proposal 2) if you do not give voting instructions with respect to that proposal. As a result, we do not expect any broker non-votes to proposal 2.

The election of directors will be determined by a majority of the votes cast for each nominee. Abstentions and broker non-votes are not considered votes cast for a nominee, and will therefore have no effect on the vote for such nominee.

Proposals 2, 3 and 4 will be determined by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on such proposal. Broker non-votes will have no effect on the outcome of proposals 3 or 4 because they are not entitled to be voted on such proposals. With respect to proposals 2, 3 and 4, an abstention will have the same effect as a vote against such proposal.

Quorum and Required Votes

We need a quorum of stockholders to conduct business at the Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote on any proposal either attend or are represented by proxy at the Annual Meeting. Broker non-votes and votes withheld (abstentions) are counted as present for the purpose of establishing a quorum.

Carpenter Technology’s By-Laws and Delaware law govern the vote needed to approve the proposals. Assuming the presence of a quorum, directors may be elected by a majority of the votes cast for each nominee and proposals 2, 3 and 4, as well as any other proposals properly presented at the Annual Meeting, may be approved by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on such proposal.